Execution Version

LIMITED WAIVER AND AMENDMENT NO. 5 TO CREDIT AGREEMENT

This Limited Waiver and Amendment No. 5 to Credit Agreement (this “Amendment”) dated as of June 23, 2020 (the “Effective Date”), is among Berry Petroleum Company, LLC, a Delaware limited liability company (the “Borrower”), Berry Corporation (bry), a Delaware corporation (the “Parent” and the “Guarantor”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”), and the Lenders (as defined below).
RECITALS

A.    Reference is made to that certain Credit Agreement dated as of July 31, 2017 (as amended by that certain Limited Waiver and Amendment No. 1 to Credit Agreement dated as of November 16, 2017, Amendment No. 2 to Credit Agreement dated as of March 8, 2018, Amendment No. 3 to Credit Agreement dated as of November 14, 2018, and Amendment No. 4 to Credit Agreement dated as of December 17, 2019, and as further amended, restated, supplemented, or otherwise modified from time to time, including by this Amendment, the “Credit Agreement”) among the Borrower, the Parent, the Administrative Agent, the Issuing Lender and the financial institutions party thereto as lenders from time to time (the “Lenders”).

B.    Pursuant to Section 5.2(e)(ii) of the Credit Agreement, the Borrower is required to deliver a report with respect to its compliance with Section 6.15 of the Credit Agreement within three Business Days of the end of each calendar month. The Borrower has failed to deliver such required reports for the calendar months ended November, 2019 through May, 2020 (the “Hedge Certificate Default”), which has resulted in a Default that, if unremedied, would result in an Event of Default under Section 7.1(c) of the Credit Agreement, and has requested that the Majority Lenders waive the Hedge Certificate Default and each Default or Event of Default that may have arisen out of a representation or warranty made by the Borrower that no Default had occurred and was continuing (but only to the extent such representation or warranty was untrue solely due to the Hedge Certificate Default) (the “Representation Defaults” and together with the Hedge Certificate Default, the “Subject Defaults”).

C.    Subject to the terms and conditions set forth herein, (i) the parties hereto wish to amend the Credit Agreement as provided herein, (ii) the Lenders party hereto have agreed to waive the Subject Defaults permanently, and (iii) the Lenders party hereto (which constitute at least the Required Lenders) have agreed to decrease the Borrowing Base to $200,000,000 in accordance with the regularly scheduled Borrowing Base redetermination process described in Section 2.2(b) of the Credit Agreement, subject to the established Aggregate Elected Commitment Amount of $200,000,000.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.Defined Terms. As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
Section 2.    Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Amendment, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.
Section 3.    Waiver.
(a)    The Borrower hereby acknowledges the existence and continuation of the Subject Defaults.
(b)    The Lenders hereby agree, subject to the terms and conditions of this Amendment, to waive permanently the Subject Defaults. The limited waiver by the Lenders described in this Section 3(b) is contingent upon the satisfaction of the conditions precedent set forth below in this Amendment and is limited to the Subject Defaults. Such waiver is limited to the extent described herein and shall not be construed to be a consent to any other (existing or future) non-compliance with, or a permanent waiver of, Section 5.2(e)(ii) of the Credit Agreement, or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Credit Documents. The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future Defaults or Events of Default with respect     to the Credit Agreement or any other provision of any Credit Document. The Credit Parties acknowledge that any failure of the Administrative Agent or any Lender at any time or times hereafter to require strict performance by any Credit Party of any provision of the Credit Agreement and each other Credit Document shall not waive, affect or diminish any right of the Administrative Agent or any Lender to thereafter demand strict compliance therewith.
Section 4.    Borrowing Base. Subject to the satisfaction of the conditions below, the Borrowing Base is hereby redetermined to be $200,000,000 effective as of the Effective Date, and such Borrowing Base shall remain in effect at that level until the Borrowing Base is next redetermined or adjusted pursuant to the terms of the Credit Agreement. For the avoidance of doubt, the Borrowing Base redetermination set forth in this Section 4 shall constitute the regularly scheduled Semi-Annual Redetermination to be made on or about April 1, 2020 pursuant to Section 2.2(b)(i) of the Credit Agreement. The parties hereto hereby acknowledge and agree that any delay in timing in connection with the redetermination of the Borrowing Base hereunder shall not constitute any course of dealing or other basis for altering any obligation of the Credit Parties or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Credit Documents, all of which are expressly reserved by the Administrative Agent and the Lenders.

Section 5.    Amendments to Credit Agreement.
(a)    Section 1.1 of the Credit Agreement (Certain Defined Terms) is hereby amended by adding the following new defined terms in the appropriate alphabetical order therein as follows:
“Applicable Measurement Period” has the meaning set forth in the definition of “Free Cash Flow”.
“Available Free Cash Flow” means, as of any time of calculation following the most recently ended Applicable Measurement Period until the date of such calculation, the amount equal to: (a) Free Cash Flow minus (b) the sum of (i) the aggregate amount of Restricted Payments made prior to and at such time of calculation (other than Restricted Payments permitted under Sections 6.9(b)(ii), (iii)(to the extent made to a Credit Party), (iv), (v) and (vii)(A), and (ii) the aggregate amount of investments in Unrestricted Subsidiaries made prior to and at such time of calculation, in the case of this clause (b) (the “Free Cash Flow Utilization”) that, in each case, is deemed to have occurred (as set forth below) since the first day after the most recently ended Applicable Measurement Period through and including the time of calculation. For purposes of determining Available Free Cash Flow as of any time of determination, any Free Cash Flow Utilization shall be deemed to have occurred in the earliest fiscal quarter in the relevant period, to the extent that there was Available Free Cash Flow greater than $0 in such fiscal quarter and such Available Free Cash Flow has not otherwise been utilized for any previous Free Cash Flow Utilizations; provided that (i) for the avoidance of doubt, to the extent a Free Cash Flow Utilization exceeds the Available Free Cash Flow for the earliest fiscal quarter in such relevant period (after giving effect to any previous Free Cash Flow Utilizations), it shall be deemed to occur in the immediately following fiscal quarter to the extent of the lesser of (A) such excess and (B) Available Free Cash Flow in such fiscal quarter (after giving effect to any previous Free Cash Flow Utilizations) and (ii) for further clarification, it is the intent of the parties hereto that Available Free Cash Flow and Free Cash Flow Utilizations are applied on a “first in, first out” basis for each relevant period.
“Available Cash” means, as of any date, the aggregate of all cash (excluding, for the avoidance of doubt, Cash Collateral) and Liquid Investments held on the balance sheet of, or controlled by, or held for the benefit of any Credit Party or any of their Restricted Subsidiaries other than, without duplication, (a) any cash set aside to pay in the ordinary course of business amounts then due and owing by such Credit Party or such Subsidiary to unaffiliated third parties on account of transactions not prohibited under this Agreement, including royalty obligations, working interest obligations, production payments, severance taxes and similar obligations, and, in each case, for which such Credit Party or such Subsidiary has already issued checks or has already initiated wires or ACH transfers in order to pay such amounts or will issue checks or initiate wires or ACH transfers in order to pay such amounts within five Business Days and (b) cash and Liquid Investments of the Credit Parties in Excluded Accounts (other than Excluded Accounts that are “zero balance” or “petty cash” accounts described in clauses (d) and (e) of the definition thereof).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Borrowing Limitation” means, (a) from and after the Fifth Amendment Effective Date and until the date that the next Semi-Annual Redetermination that is scheduled to occur pursuant to Section 2.2(b)(ii) on or about November 1, 2020 becomes effective pursuant to the terms of this Agreement (and any Credit Document related thereto), $50,000,000, and (b) at any time after such Semi-Annual Redetermination described in clause (a) is effective, $0.
“Fifth Amendment Effective Date” means June 23, 2020.
“Free Cash Flow” means, as of any date of measurement, Consolidated EBITDAX for the prior four-fiscal quarter period most recently ended for which the financial statements have been delivered pursuant to Sections 5.2(a) and (b) (such period, the “Applicable Measurement Period”) minus the sum, without duplication, of the amounts for such four-fiscal quarter period to the extent included in calculating Consolidated EBITDAX for such Applicable Measurement Period of (a) capital expenditures, (b) Consolidated Interest Expense, (c) Consolidated Income Tax Expense, (d) Restricted Payments made during such Applicable Measurement Period (other than Restricted Payments permitted under Sections 6.9(b)(ii), (iii) (to the extent made to a Credit Party), (iv), (v) and (vii)(A), (e) any investments in Unrestricted Subsidiaries made during such Applicable Measurement Period pursuant to Section 6.3(m), and (f) to the extent not included in the foregoing and added back in the calculation of Consolidated EBITDAX for such period, any other cash charge or cash expense that reduces the earnings or working capital of the Credit Parties for such period (including, without limitation, exploration expenses paid in cash); provided that, Consolidated Interest Expense shall only be deducted to the extent that such Consolidated Interest Expense is paid in cash during such Applicable Measurement Period; provided further that, to the extent that tax credits received by any Credit Party increase the amount of Consolidated Net Income of the Credit Parties, for the purpose of calculating “Free Cash Flow,” such tax credits shall be calculated for such period by dividing the aggregate amount of tax credits received by the Credit Parties for the Applicable Measurement Period by four and attributing the quotient equally to each of the four fiscal quarters in such Applicable Measurement Period.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

(b)    Section 1.1 of the Credit Agreement (Certain Defined Terms) is hereby amended by restating the definition of “Aggregate Elected Commitment Amounts” in its entirety as follows:
“Aggregate Elected Commitment Amounts” at any time shall equal the sum of the Elected Commitments, as the same may be (a) increased, reduced or terminated pursuant to Section 2.1(d), and (b) modified from time to time pursuant to assignments in accordance with Section 10.7(b). As of the Fifth Amendment Effective Date, the Aggregate Elected Commitment Amounts are $200,000,000.
(c)    Section 1.1 of the Credit Agreement (Certain Defined Terms) is hereby amended by restating the definition of “Availability” in its entirety as follows:
“Availability” means, as of any date of determination, an amount equal to (a) the least of (i) the then effective Borrowing Base, (ii) the aggregate Commitments, and (iii) the Aggregate Elected Commitment Amounts, minus (b) the sum of (i) the outstanding principal amount of all Advances, plus (ii) the Letter of Credit Exposure, plus (iii) the Borrowing Limitation.
(d)    Section 1.1 of the Credit Agreement (Certain Defined Terms) is hereby amended by restating the definition of “Borrowing Base Deficiency” in its entirety as follows:
“Borrowing Base Deficiency” means the excess, if any, of (a) the sum of the outstanding principal amount of all Advances plus the Letter of Credit Exposure, over (b) the difference between (i) the least of (A) the aggregate amount of Commitments, (B) the Borrowing Base then in effect, and (C) the Aggregate Elected Commitment Amounts, minus (ii) the Borrowing Limitation then in effect.
(e)    Section 1.1 of the Credit Agreement (Certain Defined Terms) is hereby amended by restating the definition of “Investment Conditions” in its entirety as follows:
“Investment Conditions” means, both before and after giving effect to such investment, (a) no Default or Event of Default exists, (b) no Borrowing Base Deficiency exists, (c) Availability, is equal to or greater than, (i) if the Elected Commitments are then in effect, 20% of the then effective Aggregate Elected Commitment Amounts (as reduced by the Borrowing Limitation) and (ii) if the Elected Commitments are not then in effect, 20% of the then effective Borrowing Base (as reduced by the Borrowing Limitation), and (d) the Parent demonstrates a pro forma Leverage Ratio of less than or equal to 2.50 to 1.00 (with Consolidated EBITDAX being calculated based on the financial statements most recently provided and Debt being calculated as of the date of the applicable transaction and after giving effect thereto).
(f)    Section 1.1 of the Credit Agreement (Certain Defined Terms) is hereby amended by restating the definition of “Unused Commitment Amount” in its entirety as follows:

“Unused Commitment Amount” means, with respect to a Lender at any time, the least of (a) such Lender’s Commitment at such time, (b) such Lender’s Pro Rata Share of the Borrowing Base then in effect at such time, and (c) such Lender’s Elected Commitment, minus, in each case, the sum of (i) the aggregate outstanding principal amount of all Advances owed to such Lender at such time plus (ii) such Lender’s Pro Rata Share of the aggregate Letter of Credit Exposure at such time, plus (iii) such Lender’s Pro Rata Share of the amount of the Borrowing Limitation; provided that for purposes of Section 2.7(a), “Unused Commitment Amount” shall mean, with respect to a Lender at any time, the least of (a) such Lender’s Commitment at such time, (b) such Lender’s Pro Rata Share of the Borrowing Base then in effect at such time, and (c) such Lender’s Elected Commitment, minus, in each case, the sum of (i) the aggregate outstanding principal amount of all Advances owed to such Lender at such time plus (ii) such Lender’s Pro Rata Share of the aggregate Letter of Credit Exposure at such time.
(g)    Article 1 of the Credit Agreement (Definitions and Accounting Terms) is hereby amended by adding the following new Section 1.6 at the end of such Article as follows:
Section 1.6    Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
(h)    Section 2.3(a)(i) of the Credit Agreement (Commitment for Letters of Credit) is hereby restated in its entirety as follows:
(i)    if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the lesser of (A) the Letter of Credit Maximum Amount and (B) an amount equal to (1) the least of (x) the Borrowing Base, (y) the aggregate Commitments, and (z) the Aggregate Elected Commitment Amounts, in each case, in effect at such time, minus (2) the sum of the aggregate outstanding amount of all Advances, minus (3) the Borrowing Limitation then in effect;
(i)    Section 2.5(c)(i) of the Credit Agreement (Prepayments) is hereby amended by adding the words “or any increase in the Borrowing Limitation” inside the first parenthetical therein immediately following the words “under Section 5.12.”
(j)    Section 2.5 of the Credit Agreement (Prepayments) is hereby amended by adding the following new clauses (g) and (h) at the end of such Section as follows:
(g)    Excess Available Cash. If, as of the end of the last Business Day of any calendar week, the Available Cash of the Credit Parties or any of their Restricted

Subsidiaries exceeds $30,000,000, the Borrower shall, on the next Business Day, submit an irrevocable notice of prepayment of the Borrowings stating the proposed date and aggregate principal amount of such prepayment in the amount necessary to eliminate such excess and shall immediately thereafter prepay the Borrowings in such amount.
(h)    Overadvance. If at any time after giving effect pro forma effect to a Borrowing, (i) the sum of the outstanding principal amount of all Advances plus the Letter of Credit Exposure exceeds (ii) the difference of (A) the least of (1) the aggregate amount of Commitments, (2) the Borrowing Base then in effect, and (3) the Aggregate Elected Commitment Amounts, minus (B) the Borrowing Limitation then in effect, then the Borrower shall immediately submit an irrevocable notice of prepayment of the Borrowings stating the aggregate principal amount of such prepayment in the amount necessary to eliminate such excess and shall immediately prepay the Borrowings in such amount.
(k)    Section 3.2 of the Credit Agreement (Conditions Precedent to Each Borrowing and to Each Issuance after the Closing Date, Extension or Renewal of a Letter of Credit) is hereby amended by adding the following new clause (e) at the end of such Section as follows:
(e)    Available Cash. After giving pro forma effect to such Borrowing, if any, the aggregate amount of the Available Cash of the Credit Parties or any of their Subsidiaries shall not exceed $30,000,000, and if requested by the Administrative Agent, the Borrower shall provide a calculation of such Available Cash certified by a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent.
(l)    Article 4 of the Credit Agreement (Representations and Warranties) is hereby amended by adding the following new Section 4.29 at the end of such Article as follows:
Section 4.29    Beneficial Ownership Certification. As of the Fifth Amendment Effective Date, to the Borrower’s knowledge, the information included in any Beneficial Ownership Certification delivered by or on behalf of the Borrower to a Lender is true and correct in all respects.
(m)    Section 5.2 of the Credit Agreement (Reporting.) is hereby amended by (i) deleting “; and” at the end of clause (t) thereto, (ii) replacing the period at the end of clause (u) with “;”, and (iii) adding the following new clauses (v) and (w) at the end of such Section as follows:
(v)    Available Cash Calculation. At any time when (i) Availability is less than or equal to 80%, (ii) a Default, Event of Default, or Borrowing Base Deficiency has occurred and is continuing, or (iii) Available Cash is greater than $30,000,000, then on the last Business Day of each week (or if a Default, Event of Default, or Borrowing Base Deficiency has occurred and is continuing, then on each Business Day of each week), and at any other time within one Business Day of any reasonable request by the Administrative Agent, the Borrower shall provide to the Administrative Agent a written statement setting forth a detailed calculation of Available Cash in form, substance, and detail reasonably acceptable to the Administrative Agent; provided, however, in the event Available Cash exceeds $30,000,000 (or, if a Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing), the Borrower shall also provide to the Administrative Agent detailed summary and balance statements, in a form reasonably acceptable to the Administrative Agent, for each deposit account, securities account, commodity account or other account in which any Available Cash is held or to which any Available Cash is credited and amounts excluded therefrom as Available Cash in connection with each calculation of Available Cash delivered to the Administrative Agent hereunder; provided further, in connection with any prepayment to be made pursuant to Section 2.5(g), on or before the date such prepayment is required to be made, the Borrower shall provide to the Administrative Agent a written statement setting forth a detailed calculation of Available Cash in form, substance, and detail reasonably acceptable to the Administrative Agent; and
(w)    Free Cash Flow Calculation. Concurrently with the delivery of the financial statements referred to in Sections 5.2(a) and (b) above, the Borrower shall provide to the Administrative Agent a written statement setting forth a detailed calculation of Free Cash Flow for the four-fiscal quarter period then ended in form, substance, and detail reasonably acceptable to the Administrative Agent.
(n)    Article 5 of the Credit Agreement (Affirmative Covenants) is hereby amended by adding the following new Section 5.21 at the end of such Article as follows:
Section 5.21    Beneficial Ownership Regulation Documentation. Promptly following any request therefor, the Borrower shall provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation.
(o)    Section 6.9(b)(i) of the Credit Agreement (Restricted Payments; Payments in Respect of Specified Additional Debt) is hereby restated in its entirety as follows:
(i)    the Borrower (and Intermediate Holdco, if applicable) may make Restricted Payments to the Intermediate Holdco and Parent, as the case may be, and the Parent may make Restricted Payments to the holders of its Equity Interests, in each case, in an aggregate amount not to exceed 100% of Available Free Cash Flow (as such Available Free Cash Flow is demonstrated in a certificate executed by a Responsible Officer of the Borrower and delivered to the Administrative Agent on the date such Restricted Payment is made, setting forth a detailed calculation of Available Free Cash Flow both before and after giving effect to such Restricted Payment and in form, substance, and detail otherwise reasonably acceptable to the Administrative Agent), so long as, both before and after giving effect to such Restricted Payment, (A) no Default or Borrowing Base Deficiency exists, (B) Availability, is equal to or greater than (1) if the Elected Commitments are then in effect, 20% of the then effective Aggregate Elected Commitment Amount (as reduced by the Borrowing

Limitation) and (2) if the Elected Commitments are not then in effect, 20% of the then effective Borrowing Base (reduced by the Borrowing Limitation); and (C) the Parent demonstrates a pro forma Leverage Ratio of less than or equal to 2.50 to 1.00 (with Consolidated EBITDAX being calculated based on the financial statements most recently provided and Debt being calculated as of the date of the applicable transaction and after giving effect thereto);
(p)    Section 6.9(c) of the Credit Agreement (Restricted Payments; Payments in Respect of Specified Additional Debt) is hereby restated in its entirety as follows:
(c)    The Borrower shall not, and shall not permit any Credit Party to, prior to the date that is 180 days after the Maturity Date, call, make or offer to make any optional or voluntary Redemption of, or otherwise optionally or voluntarily Redeem (whether in whole or in part), any Specified Additional Debt (other than the payment of regularly scheduled interest owing in respect of such Specified Additional Debt), provided that, the Credit Parties may voluntarily Redeem Specified Additional Debt (i) with cash proceeds from any incurrence of Specified Additional Debt so long as such Redemption occurs substantially contemporaneously with the receipt of such proceeds, (ii) with cash proceeds of an offering of Equity Interests in the Parent, so long as, in the case of this clause (ii), no Default or Borrowing Base Deficiency has occurred and is continuing both before and after giving effect to such Redemption and such Redemption occurs substantially contemporaneously with, and in any event within three (3) Business Days following, the receipt of such proceeds, and (iii) in an aggregate amount not to exceed 100% of Available Free Cash Flow (as such Available Free Cash Flow is demonstrated in a certificate executed by a Responsible Officer of the Borrower and delivered to the Administrative Agent on the date such Restricted Payment is made, setting forth a detailed calculation of Available Free Cash Flow both before and after giving effect to such Restricted Payment and in form, substance, and detail otherwise reasonably acceptable to the Administrative Agent) if, both before and after giving effect to such Redemption, (A) no Default exists, (B) no Borrowing Base Deficiency exists, (C) Availability, is equal to or greater than, (1) if the Elected Commitments are then in effect, 20% of the then effective Aggregate Elected Commitment Amounts (reduced by the Borrowing Limitation) and (2) if the Elected Commitments are not then in effect, 20% of the then effective Borrowing Base (reduced by the Borrowing Limitation), and (D) the Parent demonstrates a pro forma Leverage Ratio of less than or equal to 2.50 to 1.00 (with Consolidated EBITDAX being calculated based on the financial statements most recently provided and Debt being calculated as of the date of the applicable transaction and after giving effect thereto);
(q)    Article 8 of the Credit Agreement (The Administrative Agent) is hereby amended by adding a new Section 8.11 at the end of such Article as follows:
Section 8.11    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Borrowings, the Letters of Credit, the Commitments, or this Agreement;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of, and performance of the Borrowings, the Letters of Credit, the Commitments, and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer, and perform the Borrowings, the Letters of Credit, the Commitments, and this Agreement, (C) the entrance into, participation in, administration of, and performance of the Borrowings, the Letters of Credit, the Commitments, and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of, and performance of the Borrowings, the Letters of Credit, the Commitments, and this Agreement, or
(iv)    such other representation, warranty, and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty, and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of, and performance of the Borrowings, the Letters of Credit, the Commitments, and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document, or any documents related hereto or thereto).
(r)    Article 10 of the Credit Agreement (Miscellaneous) is hereby amended by adding the following new Section 10.22 at the end of such Article as follows:
Section 10.22     Acknowledgment Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Hedging Arrangement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 10.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
(s)    Schedule I to the Credit Agreement (Commitments, Contact Information) shall be amended and restated in its entirety as set forth on Schedule I hereto.
(t)    Exhibit F to the Credit Agreement (Form of Notice of Borrowing) shall be amended and restated in its entirety as set forth on Exhibit F hereto.
Section 6.    Representations and Warranties. Each Credit Party represents and warrants that, as of the date hereof, after giving effect to the waiver provided in Section 3(b) hereof: (a) the representations and warranties of such Credit Party contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Effective Date as if made on and as of such date, except that any representation and warranty which by its terms is made as of a specified date is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within such Credit Party’s powers and have been duly authorized by all necessary corporate, limited liability company, or partnership action; (d) each of this Amendment and the Credit Agreement, as amended hereby, constitutes the legal, valid, and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity whether applied by a court of law or equity; (e) the execution, delivery and performance of this Amendment by such Credit Party do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority other than those that have been obtained or provided; and (f) the Liens under the Security Documents are valid and subsisting and secure the obligations under the Credit Documents.

Section 7.    Conditions to Effectiveness. This Amendment shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:
(a)    The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Amendment, duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantor, the Administrative Agent, and the Lenders constituting Required Lenders.
(b)    The Administrative Agent shall have received (i) duly executed Mortgages (or supplements to existing Mortgages) encumbering not less than 85% of PV10 of the Credit Parties’ Proven Reserves and not less than 85% of PV10 of all the Credit Parties’ PDP Reserves, in each case, as evaluated in the most recently delivered Engineering Report, and (ii) title information reasonably satisfactory to it on at least 85% of the PV10 of each of the Proven Reserves evaluated in the most recently delivered Engineering Report
(c)    The Borrower shall have paid to the Administrative Agent all reasonable out-of-pocket costs and expenses that have been invoiced and are payable pursuant to Section 10.1 of the Credit Agreement.
(d)    The Administrative Agent shall have received such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent or any Lender may reasonably request.
(e)    After giving effect to the wavier provided in Section 3(b) hereof, the representations and warranties in this Amendment shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date, and no Default shall have occurred and be continuing.
(f)    To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (as defined in Section 5), the Borrower shall have delivered to the Administrative Agent a Beneficial Ownership Certification (as defined in Section 5) with respect to the Borrower.
Section 8.    Acknowledgments and Agreements.
(a)    The parties hereto hereby acknowledge and agree that no amendment, waiver, or consent to the Credit Agreement shall, unless in writing and signed by all Lenders, amend the definition of “Borrowing Limitation” or this Section 8(a). Each Lender, whether or not a party hereto, is a third-party beneficiary of this Section 8(a).

(b)    Each Credit Party acknowledges that on the date hereof all outstanding Secured Obligations are payable in accordance with their terms and each Credit Party waives any set-off, counterclaim, recoupment, defense, or other right, in each case, existing on the date hereof, with respect to such Secured Obligations. Each party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and each Credit Party acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement, as amended hereby, and the other Credit Documents are not impaired in any respect by this Amendment.
(c)    The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. Nothing in this Amendment shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents (other than as expressly set forth in Section 3(b) hereof), (ii) any of the agreements, terms or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender, or any Lender with respect to the Credit Documents, or (iv) the rights of the Administrative Agent, the Issuing Lender, or any Lender to collect the full amounts owing to them under the Credit Documents.
(d)    This Amendment is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.
Section 9.    Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the applicable Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all the Guaranteed Obligations (as defined in the applicable Guaranty), and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by such Guarantor under the applicable Guaranty, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Credit Documents.
Section 10.    Reaffirmation of Liens. Each Credit Party (a) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Document to which it is a party, and agrees that each such Security Document will continue in full force and effect to secure the Secured Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and (b) acknowledges, represents, warrants and agrees that the Liens and security interests granted by it pursuant to the Security Documents are valid, enforceable and subsisting and create an Acceptable Security Interest to secure the Secured Obligations.
Section 11.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 12.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
Section 13.    Severability. In case one or more of the provisions of this Amendment shall for any reason be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or in the other Credit Documents shall not be affected or impaired thereby.
Section 14.    Governing Law. This Amendment shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).
Section 15.    Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, THE NOTES, AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[SIGNATURES BEGIN ON NEXT PAGE]

EXECUTED to be effective as of the date first above written.

BORROWER AND GUARANTOR:

BERRY PETROLEUM COMPANY, LLC

By: /s/ Cary Baetz

Name:	Cary Baetz
Title:    Chief Financial Officer

GUARANTOR:

BERRY CORPORATION (bry)

By: /s/ Cary Baetz
Name:    Cary Baetz
Title: Chief Financial Officer

[Signature Page to Amendment No. 5]

ADMINISTRATIVE AGENT/ISSUING
LENDER/LENDER:

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By: /s/ Jonathan Herrick
Name: Jonathan Herrick
Title: Director

[Signature Page to Amendment No. 5]

LENDERS:

BANK OF MONTREAL, as a Lender

By: /s/ Gumaro Tijerina
Name: Gumaro Tijerina
Title: Managing Director

[Signature Page to Amendment No. 5]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ George E. McKean
Name: George E. McKean
Title: Senior Vice President

[Signature Page to Amendment No. 5]

ABN AMRO CAPITAL USA LLC,
as a Lender

By: /s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director
By: /s/ Elizabeth Johnson
Name: Elizabeth Johnson
Title: Executive Director

[Signature Page to Amendment No. 5]

BOKF, N.A., as a Lender

By: /s/ Sonja Borodko
Name: Sonja Borodko
Title: SVP

[Signature Page to Amendment No. 5]

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Christopher Kuna
Name: Christopher Kuna
Title: Senior Director

[Signature Page to Amendment No. 5]

CITIZENS BANK, N.A., as a Lender

By: /s/ Kelly Graham
Name: Kelly Graham
Title: Vice President

[Signature Page to Amendment No. 5]

CATHAY BANK, as a Lender

By: /s/ Dale T. Wilson
Name: Dale T. Wilson
Title: Senior Vice President

[Signature Page to Amendment No. 5]

ING CAPITAL LLC, as a Lender

By: /s/ Juli Bieser
Name: Juli Bieser
Title: Managing Director
By: /s/ Lauren Gutterman
Name: Lauren Gutterman
Title: Vice President

[Signature Page to Amendment No. 5]

MORGAN STANLEY BANK, N.A., as a Lender
By: /s/ Jake Dowden
Name: Jake Dowden
Title: Authorized Signatory

[Signature Page to Amendment No. 5]

UBS AG, STAMFORD BRANCH, as a Lender
By: /s/ Darlene Arias
Name: Darlene Arias
Title: Director
By: /s/ Anthony Joseph
Name: Anthony Joseph
Title: Associate Director

[Signature Page to Amendment No. 5]

BP ENERGY COMPANY, as a Lender
By: /s/ Mark S. Galicia
Name: Mark S. Galicia
Title: Attorney-In-Fact

[Signature Page to Amendment No. 5]

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender
By: /s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

[Signature Page to Amendment No. 5]

MACQUARIE BANK LIMITED, as a Lender
By: /s/ Lynette Ladhams
Name: Lynette Ladhams
Title: Associate Director
CGM Legal

[Signature Page to Amendment No. 5]

IBERIA BANK, as a Lender
By: /s/ W. Bryan Chapman
Name: W. Bryan Chapman
Title: Market President-Energy Lending

[Signature Page to Amendment No. 5]

ARVEST BANK, as a Lender

By: /s/ S. Matt Condry
Name: S. Matt Condry
Title: V.P. Commercial Banking

[Signature Page to Amendment No. 5]

SCHEDULE I
Commitments, Contact Information

ADMINISTRATIVE AGENT/ ISSUING LENDER
Wells Fargo Bank, National Association	1700 Lincoln St., 6th Floor Denver, CO 80203 Attn: Joe Rottinghaus Telephone:(303) 863-5799 Facsimile: (303) 863-5196 Email: joseph.rottinghaus@wellsfargo.com
CREDIT PARTIES
Borrower/Guarantors	5201 Truxtun Ave., Suite 100 Bakersfield, CA 93309 Attn: Steven B. Wilson Telephone: (661) 808-1641 Facsimile: (661) 616-3890 Email: sbw@bry.com

Lender	Commitment	Elected Commitment	Pro Rata Share
Wells Fargo Bank, National Association	$225,000,000.00	$30,000,000.00	15.00%
Bank of Montreal	$180,000,000.00	$24,000,000.00	12.00%
KeyBank National Association	$180,000,000.00	$24,000,000.00	12.00%
ABN AMRO Capital USA LLC	$180,000,000.00	$24,000,000.00	12.00%
Capital One, National Association	$133,200,000.00	$17,760,000.00	8.88%
Citizens Bank, N.A.	$133,200,000.00	$17,760,000.00	8.88%
Cathay Bank	$77,700,000.00	$10,360,000.00	5.18%
ING Capital LLC	$77,700,000.00	$10,360,000.00	5.18%
Morgan Stanley Bank, N.A.	$77,700,000.00	$10,360,000.00	5.18%
UBS AG, Stamford Branch	$77,700,000.00	$10,360,000.00	5.18%
BOKF, NA	$73,200,000.00	$9,760,000.00	4.88%
Iberia Bank	$45,000,000.00	$6,000,000.00	3.00%
Arvest Bank	$15,000,000.00	$2,000,000.00	1.00%
BP Energy Company	$10,800,000.00	$1,440,000.00	0.72%
Goldman Sachs Lending Partners LLC	$10,800,000.00	$1,440,000.00	0.72%
Macquarie Bank Limited	$3,000,000.00	$400,000.00	0.20%
Total:	$1,500,000,000.00	$200,000,000.00	100%

Schedule I

EXHIBIT F
Form of Notice of Borrowing

[See attached.]

EXHIBIT F
FORM OF NOTICE OF BORROWING

[Date]

Wells Fargo Bank, National Association, as Administrative Agent
1700 Lincoln St., 6th Floor
Denver, CO 80203
Attn: [__]
[303-863-4522]

Ladies and Gentlemen:

(a)The undersigned, Berry Petroleum Company, LLC, a Delaware limited liability company ("Borrower"), refers to the Credit Agreement dated as of July [31], 2017 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement," the defined terms of which are used in this Notice of Borrowing as defined therein unless otherwise defined in this Notice of Borrowing) among the Borrower, Berry Petroleum Corporation, a Delaware corporation (the "Parent"), the lenders party thereto (the "Lenders"), and Wells Fargo Bank, National Association, as administrative agent and as issuing lender, and hereby gives you irrevocable notice pursuant to Section 2.4(a) of the Credit Agreement that the undersigned hereby requests a Borrowing (the "Proposed Borrowing"), and in connection with that request sets forth below the information relating to such Proposed Borrowing as required by the Credit Agreement:

(a)	The Business Day of the Proposed Borrowing is _____________, _____.

(b)	The Proposed Borrowing will be composed of [Base Rate Advances][Eurodollar Advances].

(c)	The aggregate amount of the Proposed Borrowing is $____________.

(d)	[The Interest Period for each Eurodollar Advance made as part of the Proposed Borrowing is [one][two][three][six]month(s).]
The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(i)
the representations and warranties made by any Credit Party or any Responsible Officer of any Credit Party contained in the Credit Documents or in any certificate delivered in connection with the Credit Agreement or any other Credit Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), on and as of the date of the Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing, except for those representations and warranties that by their terms are made as of a specified date, which shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date1;

(ii)	no Default or Borrowing Base Deficiency has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom;

(iii)
immediately before and after giving effect to the Proposed Borrowing, the Parent is in pro forma compliance with Section 6.16 (with Consolidated EBITDAX being calculated based on the financial statements most recently delivered and Debt being calculated as of the date of the Proposed Borrowing), and Section 6.17 of the Credit Agreement; and

(iv)
after giving pro forma effect to such Proposed Borrowing, the aggregate amount of the Available Cash of the Credit Parties or any of their Subsidiaries shall not exceed $30,000,000[, as demonstrated in the calculation of Available Cash set forth on Schedule I hereto][2].

Very truly yours,

BERRY PETROLEUM COMPANY, LLC

By:_______________________________
Name:_____________________________
Title:______________________________

_____________________________
1 Provided that, for the Initial Advance, without limiting the rights of the Lenders, this clause (i) shall only be applicable to the Specified Acquisition Agreement Representations.
2 To provide a calculation of Available Cash, if requested by the Administrative Agent.

[SCHEDULE I
Calculation of Available Cash

[See attached.]]